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Exhibit 31.1

CERTIFICATION

        I, Ron Zwanziger, certify that:

        1.     I have reviewed this annual report on Form 10-K/A of Inverness Medical Innovations, Inc.;

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 6, 2004	/s/ RON ZWANZIGER
Ron Zwanziger Chairman, President and Chief Executive Officer

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CERTIFICATION